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                                                                  EX-99.906CERT

FORM N-CSR ITEM 10(C) EXHIBIT

                           CERTIFICATION PURSUANT TO
                            18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         The undersigned hereby certify in their capacity as Treasurer and President, respectively, of EATON VANCE VARIABLE TRUST (the "Trust")
         (on behalf of EATON    VANCE VT INCOME FUND OF BOSTON), that:

   (a) the SEMI-ANNUAL Report of the Trust (on behalf of EATON VANCE VT INCOME FUND OF BOSTON ) on Form N-CSR for the period ended JUNE 30, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

   (b) the information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the Trust (on behalf of EATON VANCE VT INCOME FUND OF BOSTON ) for such period.

A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906 HAS BEEN PROVIDED TO THE TRUST AND WILL BE RETAINED BY THE TRUST AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.


Eaton Vance Variable Trust (On Behalf of Eaton Vance VT Income Fund of Boston)

Date: August 18, 2003
      --------------------


/s/ JAMES L' O'CONNOR
------------------------
James L. O'Connor
Treasurer
Treasurer

Date: August 18, 2003
      --------------------


/s/ JAMES B. HAWKES
--------------------------
James B. Hawkes
President